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Bank of America Corporation and Subsidiaries                          Exhibit 12
Ratio of Earnings to Fixed Charges and Preferred Dividends

----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended December 31
                                                              Three Months   -----------------------------------------------
                                                                 Ended
(Dollars in millions)                                        March 31,2002     2001      2000      1999      1998     1997
----------------------------------------------------------------------------------------------------------------------------
Excluding Interest on Deposits

Income before income taxes                                       $3,303      $10,117   $11,788   $12,215   $ 8,048   $10,556

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                        (4)          (6)      (27)     (167)      162       (49)

Fixed charges:
     Interest expense                                             1,374        9,117    13,806    10,084     9,479     8,219
     1/3 of net rent expense                                         96          379       368       342       335       302
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                       1,470        9,496    14,174    10,426     9,814     8,521

Preferred dividend requirements                                       2            7         9        10        40       183
----------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                             1,472        9,503    14,183    10,436     9,854     8,704
----------------------------------------------------------------------------------------------------------------------------
Earnings                                                         $4,769      $19,607   $25,935   $22,474   $18,024   $19,028
----------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                                 3.24         2.06      1.83      2.16      1.84      2.23
============================================================================================================================
Ratio of earnings to fixed charges and preferred dividends         3.24         2.06      1.83      2.15      1.83      2.19
============================================================================================================================

----------------------------------------------------------------------------------------------------------------------------
                                                                                         Year Ended December 31
                                                              Three Months   -----------------------------------------------
                                                                 Ended
(Dollars in millions)                                        March 31,2002    2001      2000       1999      1998     1997
----------------------------------------------------------------------------------------------------------------------------
Including Interest on Deposits

Income before income taxes                                       $3,303      $10,117   $11,788   $12,215   $ 8,048   $10,556

Less: Equity in undistributed earnings of
  unconsolidated subsidiaries                                        (4)          (6)      (27)     (167)      162       (49)

Fixed charges:
     Interest expense                                             2,718       18,003    24,816    19,086    20,290    18,903
     1/3 of net rent expense                                         96          379       368       342       335       302
----------------------------------------------------------------------------------------------------------------------------
        Total fixed charges                                       2,814       18,382    25,184    19,428    20,625    19,205

Preferred dividend requirements                                       2            7         9        10        40       183
----------------------------------------------------------------------------------------------------------------------------
Fixed charges and preferred dividends                             2,816       18,389    25,193    19,438    20,665    19,388
----------------------------------------------------------------------------------------------------------------------------
Earnings                                                         $6,113      $28,493   $36,945   $31,476   $28,835   $29,712
----------------------------------------------------------------------------------------------------------------------------
Ratio of earnings to fixed charges                                 2.17         1.55      1.47      1.62      1.40      1.55
============================================================================================================================
Ratio of earnings to fixed charges and preferred dividends         2.17         1.55      1.47      1.62      1.40      1.53
============================================================================================================================

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